Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
CannBioRex Pharmaceuticals Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of CannBioRex Pharmaceuticals Corp. (the “Company”) as of December 31, 2018, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficiency and cash flows for the period from March 8, 2018 (Inception) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from March 8, 2018 (Inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has a significant working capital deficiency, incurred significant losses since Inception and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Marcum llp

We have served as the Company’s auditor since 2019.

New York, NY

November 12, 2019

CANNBIOREX PHARMACEUTICALS CORP.

CONSOLIDATED BALANCE SHEET

(Expressed in US Dollars)

December 31, 2018
Assets
Current Assets:
Cash	$53,672
Due from related parties	23,628
Prepaid expenses and other current assets	150,374
Restricted cash	49,020
Total Current Assets	276,694
Property and equipment, net	64,780
Deposits	94,293
Intangible asset, net	74,200
Total Assets	$509,967

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$196,099
Accounts payable – related parties	12,554
Accrued expenses	380,330
Accrued issuable equity	25,813
Accrued issuable equity – related party	27,983
Due to related parties	61,336
Total Current Liabilities	704,115
Long term liabilities – related parties	30,502
Total Liabilities	734,617

Commitments and Contingencies (Note 12)
Stockholders’ Deficiency:
Common stock, no par value, unlimited number of shares authorized; 154,775,003 shares issued and outstanding	4,335,602
Accumulated other comprehensive loss	(16,418)
Accumulated deficit	(4,543,834)
Total Stockholders’ Deficiency	(224,650)
Total Liabilities and Stockholders’ Deficiency	$509,967

The accompanying notes are an integral part of these consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(Expressed in US Dollars)

For The Period From March 8, 2018 (Inception) Through December 31, 2018
Operating Expenses (Income):
Research and development	$631,507
General and administrative	3,036,677
Rental income – related parties	(113,215)
General and administrative – related parties	939,081
Total Operating Expenses	4,494,050
Loss From Operations	(4,494,050)

Other Income (Expense):
Interest income	6,444
Change in fair value of accrued issuable equity	(33,247)
Change in fair value of accrued issuable equity – related party	(22,981)
Total Other Expense, Net	(49,784)
Net Loss	(4,543,834)
Other Comprehensive Loss
Foreign currency translation adjustments	(16,418)
Total Comprehensive Loss	$(4,560,252)

The accompanying notes are an integral part of these consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

(Expressed in US Dollars)

	Common Stock		Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Loss	Deficit	Deficiency
Balance – March 8, 2018 (Inception)	—	$—	$—	$—	$—
Issuances of common stock(1)	154,775,003	4,335,602	—	—	4,335,602
Net loss	—	—	—	(4,543,834)	(4,543,834)
Foreign currency translation adjustments	—	—	(16,418)	—	(16,418)
Balance – December 31, 2018	154,775,003	$4,335,602	$(16,418)	$(4,543,834)	$(224,650)

(1)	Includes $3,263,546 of cash consideration for 144,575,001 shares of common stock (see Note 10).

The accompanying notes are an integral part of these consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Expressed in US Dollars)

For The Period From March 8, 2018 (Inception) through December 31, 2018
Cash Flows From Operating Activities:
Net loss	$(4,543,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,360
Stock-based compensation	1,062,358
Change in fair value of accrued issuable equity	56,228
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(156,765)
Deposits	(98,395)
Accounts payable	216,788
Due from related parties	(24,154)
Due to related parties	64,109
Long term liabilities – related parties	31,881
Accrued expenses	393,381
Total adjustments	1,553,791
Net Cash Used In Operating Activities	(2,990,043)

Cash Flows From Investing Activities:
Purchases of property and equipment	(75,232)
Acquisition of technology licenses	(78,186)
Net Cash Used In Investing Activities	(153,418)

Cash Flows from Financing Activities:
Proceeds from sales of common stock	3,263,546
Net Cash Provided By Financing Activities	3,263,546
Effect of Exchange Rate Changes on Cash	(17,393)
Net Increase In Cash and Restricted Cash	102,692
Cash and Restricted Cash – March 8, 2018 (Inception)	—
Cash and Restricted Cash – End of Period	$102,692

Reconciliation of cash and restricted cash as reported in the accompanying consolidated balance sheet:
Cash	$53,672
Restricted cash (See Note 3)	49,020
Total cash and restricted cash	$102,692

The accompanying notes are an integral part of these consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 1 — BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

CannBioRex Pharmaceuticals Corp. (“CBR Pharma” or the “Company”) was incorporated on March 8, 2018 under the provisions of the Business Corporation Act of British Columbia.

The Company and its wholly owned subsidiaries, CannBioRex Pharma Limited (“U.K. subsidiary”), located in the United Kingdom (“U.K.”), and Petcanna Pharma Corp. (“Petcanna subsidiary”), located in Toronto, Canada, is a pharmaceutical research company specializing in the clinical development of synthetic pharmaceutical grade cannabinoid compounds for the treatment of rheumatoid arthritis and related arthritic diseases.

NOTE 2 — GOING CONCERN AND MANAGEMENT’S PLANS

The Company has not generated any revenues and has incurred a significant loss since inception. The Company expects to invest a significant amount of capital to fund research and development. As a result, the Company expects that its operating expenses will increase and consequently, will require significant revenues to become profitable. Even if the Company does become profitable, it may not be able to sustain or increase profitability on a quarterly or annual basis. The Company cannot predict when, if ever, it will be profitable. There can be no assurances that the intellectual property of the Company, or other technologies it may acquire, will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs, or successfully marketed. The Company plans to undertake additional laboratory studies with respect to its intellectual property, and there can be no assurance that the results from such studies or trials will result in a commercially viable product or will not identify unwanted side effects.

These consolidated financial statements have been prepared under the assumption of a going concern, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2018, the Company has an accumulated deficit of $4,543,834 and working capital deficiency of $427,421. The Company’s ability to maintain its existence is dependent upon the continuing support of its creditors and its success in obtaining new financing for its ongoing operations. Financing options available to the Company include potential debt and equity financings. If the Company is unable to obtain such additional financing timely, the Company may have to curtail its development, marketing and promotional activities, which would have a material adverse effect on its business, financial condition and results of operations, and could ultimately be forced to discontinue its operations and liquidate. These matters raise substantial doubt about the Company’s ability to continue as a going concern for the reasonable period of time, which is defined as within one year after the date that the consolidated financial statements are issued. Realization of the Company’s assets may be substantially different from the carrying amounts presented in these consolidated financial statements and, the accompanying consolidated financial statements do not include any adjustments that may become necessary, should the Company be unable to continue as a going concern. See Note 14 — Subsequent Events for additional details regarding the private merger (“Reorganization”) between the Company, 180 Therapeutics L.P. (“180 LP”), Katexco Pharmaceuticals Corp. (“Katexco”), and 180 Life Sciences Corp. (“180”) and for the public merger (“Business Combination”) between 180 and a special purpose acquisition company and public company.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements of the Company include the accounts of the Company and its U.K. subsidiary. All intercompany accounts and transactions have been eliminated in the consolidation.

Use of Estimates

Preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments, and assumptions that affect the reported amounts of assets, liabilities and expenses, together with amounts disclosed in the related notes to the financial statements. The Company’s significant estimates used in these financial statements include, but are not limited to, the allowance for doubtful accounts, useful lives of long-lived assets and intangible assets, the fair value of accrued issuable equity and the valuation allowance related to the Company’s deferred tax assets. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and may cause actual results to differ from those estimates.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Management estimated the fair value of the common stock issued pursuant to the market approach, by referring to prior cash sales of the Company’s common stock to unrelated parties. Accordingly, the Company valued its common stock to be at CAD $0.005 between inception and May 2018 and CAD $0.10 between May 2018 and December 2018. In the event that a service provider becomes entitled to common stock in exchange for services prior to the issuance of common stock, the Company will record accrued issuable equity at the equity’s fair value and recognize the discount from any cash proceeds, if applicable, to stock-based compensation, as described above. In the event that cash is received by the Company from an investor before the common stock has been issued, the Company will recognize an investor deposit for the value of the payment received.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents in the financial statements. At December 31, 2018, the Company had no cash equivalents. The Company has cash deposits in several financial institutions in various locations. As of December 31, 2018, the Company had bank accounts in Canada and the U.K. In Canada, the Company has Canadian dollar (“CAD”) and United States dollar (“USD”) bank accounts that had cash balances of CAD $17,235 ($12,631) and $37,662 respectively. As of December 31, 2018, the Company had a cash balance of £2,652 ($3,379) held in its U.K. bank account. As of December 31, 2018, there were no uninsured cash balances in Canada. The Company had a restricted cash balance of $49,020 as of December 31, 2018, which relates to funds in escrow for a certain vendor’s invoices.

Property and Equipment

Property and equipment consist primarily of furniture, fixtures and equipment and leasehold improvements and are stated at cost less accumulated depreciation. The Company depreciates such assets utilizing the straight-line method over the assets’ estimated useful lives.

Leasehold improvements are amortized using the straight-line method over the shorter of the original term of the lease, plus reasonably expected renewal terms, or the estimated useful life of the improvement.

The Company’s property and equipment are depreciated using 5 years as the estimated useful lives.

Impairment of Long-Lived Assets

The Company reviews for the impairment of long-lived assets on an annual basis or whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable. An impairment would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

The Company did not record any impairment losses during the period ended December 31, 2018.

Intangible Assets

The Company amortizes the cost of the intangible assets over their estimated useful lives on a straight-line basis. As of December 31, 2018, the Company’s intangible assets consist of licensed patents, which are being amortized approximately between 22 and 23 years. Generally, patents have a useful life of up to 25 years from the patent application date and the licensed patents are being amortized over their remaining life.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of Accounting Standards Codification (“ASC”) No. 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities;

Level 2 — Quoted prices for similar assets and liabilities in active markets or inputs that are observable; and

Level 3 — Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

The carrying amounts of the Company’s financial instruments, such as cash and accounts payable, approximate their fair values due to the short-term nature of those instruments. The Company’s aggregate accrued issuable equity with a fair value of $53,796 as of December 31, 2018, represents Level 3 financial instruments. See “Use of Estimates” in this section or details relating to the Company’s valuation methodology.

Research and Development

Research and development expenses are charged to operations as incurred. During the period from March 8, 2018 (Inception) through December 31, 2018, the Company incurred $631,507 of research and development expenses.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. The fair value of the award is measured on the grant date. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Upon the exercise of an award, the Company issues new shares of common stock out of its authorized shares.

Foreign Currency Impacts

The Company’s functional currency is Canadian Dollar and reporting currency is the U.S. Dollar. The functional currency of the Company’s operating subsidiary is its local currency (British Pound) and its reporting currency is the U.S. Dollar. Assets and liabilities are translated based on the exchange rates at the balance sheet date, while expense accounts are translated at the weighted average exchange rate for the period. Equity accounts are translated at historical exchange rates. The resulting translation gain and loss adjustments are accumulated as a component of other comprehensive loss.

Foreign currency gains and losses resulting from transactions denominated in foreign currencies, including intercompany transactions, are included in results of operations. The Company recorded $2,649 of transaction losses for the period from March 8, 2018 (Inception) ended December 31, 2018. Such amounts have been classified within general and administrative expenses in the accompanying consolidated statements of operations.

Income Taxes

The Company accounts for income taxes under the provisions of the Financial Accounting Standards Board ASC Topic 740 “Income Taxes” (“ASC 740”).

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognized deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2018. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the statement of operations. The Company did not record any such expenses during the period from March 8, 2018 (Inception) to December 31, 2018.

Comprehensive Loss

Comprehensive income (loss) is defined as the change in equity of an entity from all sources other than transactions with owners. Other comprehensive income (loss) includes foreign currency translation adjustments. During the period from March 8, 2018 (Inception) through December 31, 2018, other comprehensive loss was $16,418. As of December 31, 2018, the exchange rate between the CAD Dollar and U.S. Dollar was 1 to 0.7329 and the weighted average exchange rate for the period from March 8, 2018 (Inception) through December 31, 2018 was 1 to 0.7660. For the Company’s U.K. subsidiary, as of December 31, 2018, the exchange rate between the British Pound and U.S. Dollar was 1 to 1.2741 and the weighted average exchange rate for the period from March 8, 2018 (Inception) through December 31, 2018, was 1 to 1.2994.

Subsequent Events

The Company has evaluated events that have occurred after the balance sheet and through the issuance date of these consolidated financial statements. Based upon that evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 15, Subsequent Events.

NOTE 4 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires that a lessee recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of twelve months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. This amendment will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The FASB issued ASU No. 2018-10 “Codification Improvements to Topic 842, Leases” (“ASU 2018-10”), ASU No. 2018-11 “Leases (Topic 842) Targeted Improvements” (“ASU 2018-11”) in July 2018, and ASU No. 2018-20 “Leases (Topic 842) — Narrow Scope Improvements for Lessors” (“ASU 2018-20”) in December 2018. ASU 2018-10 and ASU 2018-20 provide certain amendments that affect narrow aspects of the guidance issued in ASU 2016-02. ASU 2018-11 allows all entities adopting ASU 2016-02 to choose an additional (and optional) transition method of adoption, under which an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company is currently evaluating these ASUs and their impact on its consolidated financial statements.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 4 — RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (cont.)

In June 2018, the FASB issued ASU No. 2018-07, “Compensation — Stock Compensation (Topic 718),” (“ASU 2018-07”). ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for nonemployee share-based payments. Currently, the accounting requirements for nonemployee and employee share-based payment transactions are significantly different. ASU 2018-07 expands the scope of Topic 718, Compensation — Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned. This ASU supersedes Subtopic 505-50, Equity — Equity-Based Payments to Nonemployees. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than a company’s adoption date of Topic 606, Revenue from Contracts with Customers. The Company is currently evaluating ASU 2018-07 and its impact on its consolidated financial statements or disclosures.

In August 2018, the FASB issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company early adopted ASU 2016-15, but no awards were impacted by the change through December 31, 2018.

NOTE 5 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

December 31, 2018
Research and development expenses	$57,066
Value-added tax receivable	53,336
Travel expenses	18,723
Professional fees	13,600
Prepaid insurance	7,649
$150,374

NOTE 6 — PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

December 31, 2018
Furniture, fixtures, and equipment	$64,359
Leasehold improvements	7,619
71,978
Less accumulated depreciation and amortization	(7,198)
$64,780

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 6 — PROPERTY AND EQUIPMENT (cont.)

Depreciation and amortization expenses are classified in general and administrative expense in the accompanying statement of operations. During the period from March 8, 2018 (Inception) through December 31, 2018, depreciation expense totaled $7,523. Most of the Company’s property and equipment is located in Canada and gross asset costs and accumulated depreciation reported in US dollars are impacted by the fluctuation of the Canadian Dollar relative to the U.S. dollar.

NOTE 7 — INTANGIBLE ASSET

On May 13, 2018, the Company entered into a research and license agreement (the “Yissum Agreement”) with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. (“Yissum”). Pursuant to the Research and License Agreement, the Company obtained a worldwide, exclusive, royalty-bearing license for patents (collectively, the “Licensed Patents”) from Yissum for the treatment of any and all veterinary and human medical conditions, including obesity, pain, inflammation and arthritis. As consideration for the grant of the Licensed Patents, the Company paid Yissum $75,000 to purchase the Licensed Patents, which was capitalized. Furthermore, the Company will pay an annual license maintenance fee (the “License Maintenance Fee”) of $50,000 on May 1, 2019 and each May 1st thereafter until (i) the date of expiration in such country of the last to expire Licensed Patent included in the Licensed Technology; (ii) the date of expiration of any exclusivity on the Product granted by a regulatory or government body in such country; or (iii) the end of a period of twenty (20) years from the date of the First Commercial Sale in such country. Should the periods referred to in Subsections (i) or (ii) expire in a particular country prior to the period referred to in Subsection (iii), above, the license in that country or those countries shall be deemed a license to the Know-How during such post-expiration period. The License Maintenance Fee is non-refundable but may be credited each year against royalties on account of net sales made from May 1st to April 30th (the “Net Sales”). The amortization expense for the period from March 8, 2018 (Inception) through December 31, 2018, was $800. Please refer to the Yissum Agreement in Note 13, Commitments and Contingencies.

Intangible assets and accumulated amortization consist of the following:

	Licenses	Accumulated Amortization	Total
Balance as of March 7, 2018 (Inception)	$75,000	$—	$75,000
Amortization expense	—	(800)	(800)
Balance as of December 31, 2018	$75,000	$(800)	$74,200
Weighted average remaining amortization period at December 31, 2018 (in years)	21.2

Future amortization related to intangible assets are as follows:

For the Years Ending December 31,	Amortization
2019	$3,495
2020	3,495
2021	3,495
2022	3,495
2023	3,495
Thereafter	56,726
$74,200

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 8 — ACCRUED EXPENSES

Accrued expenses consist of the following:

December 31, 2018
Professional fees	$190,465
Payroll	85,471
Research and development	57,907
Consulting fees	24,789
Patent filing fees	14,858
Director fees	6,840
$380,330

See Note 3 — Significant Accounting Policies — Use of Estimates for details relating to the Company’s valuation methodology.

NOTE 9 — ACCRUED ISSUABLE EQUITY

Pursuant to an agreement, the Company has agreed to issue 266,606 shares of common stock with a fair value of $25,813 on December 31, 2018 and earned in December 2018, to a vendor, in exchange for public relations services.

The accrued issuable equity-related party consists of 300,000 shares with a fair value of $27,983 on December 31, 2018, to be issued to a stockholder with a greater than 10% ownership in the Company. The stock was issued for cash and in exchange of corporate advisory fees.

See Note 3 — Summary of Significant Accounting Policies — Use of Estimates for details relating to the Company’s valuation method.

NOTE 10 — STOCKHOLDERS’ EQUITY

The Company’s authorized share capital consists of an unlimited number of common shares without par value.

During the period from March 8, 2018 (Inception) through December 31, 2018, the Company issued an aggregate of 154,775,003 common shares for cash consideration ranging from CAD $0.005 per share to CAD $0.10 per share or for services. The Company received aggregate cash consideration of $3,263,546 and recorded non-cash stock-based compensation expense of $1,062,358, which is reflected in general and administrative expense in the statement of operations, for either the difference between the cash consideration and the fair value of the stock issued or corporate advisory services.

NOTE 11 — RELATED PARTY TRANSACTIONS

Due from Related Parties

Due from related parties was $23,628 as of December 31, 2018, which was owed by various companies that are subleasing space from the Company in Toronto, Canada where directors and officers of the Company are affiliated with these companies.

Accounts Payable

Accounts payable — related parties of $12,554 as of December 31, 2018 represent liabilities for professional services provided by the Company’s directors.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 11 — RELATED PARTY TRANSACTIONS (cont.)

Accrued Issuable Equity

Accrued issuable equity — related parties valued at $27,983 as of December 31, 2018 relates to unissued common shares to be issued to a greater than 10% investor of the Company, including his spouse, in exchange for corporate advisory services.

Due to Related Parties

Due to related parties of $61,336 as of December 31, 2018 represents liabilities for advances and professional services, of which $12,060 were due to officers and $49,276 was due to KTX.

Long-Term Liabilities — Related Parties

Long-term liabilities — related parties of $30,502 as of December 31, 2018 represents long-term rent deposits received from companies that are subleasing office space in Toronto, Canada that share officers and directors.

General and Administrative Expense

During the period from March 8, 2018 (Inception) through December 31, 2018, the Company incurred $939,081 of general and administrative expenses for related party services, including (a) $449,534 of stock-based compensation for services provided by a greater than 10% investor; (b) $485,327 for professional fees, of which $58,603, $353,377, and $73,347 was paid to directors, affiliates, and officers of the Company, respectively paid to current or former officers, directors or greater than 10% investors, or affiliates thereof; and (c) $4,220 for travel paid to a company whose directors and officers are also directors and officers of the Company.

Rental Income

During the period from March 8, 2018 (Inception) through December 31, 2018, the Company recorded $113,215 of rental income for sub-leasing office space in Toronto, Canada to companies with shared officers and directors.

Change in Fair Value

During the period from March 8, 2018 (Inception) through December 31, 2018, the Company recorded $22,981 of reporting date fair value of unissued shares of common stock be issued to a stockholder with a greater than 10% ownership interest in the Company in exchange for corporate advisory fees.

NOTE 12 — INCOME TAXES

During the period from March 8, 2018 (Inception) to December 31, 2018, the Company was subject to Federal income taxes in Canada and provincial income taxes in the Province of British Columbia and its 100% owned subsidiary was subject to Federal income taxes in the United Kingdom (“UK”).

The Canadian and UK components of loss before income taxes for the period from March 8, 2018 (Inception) to December 31, 2018 were as follows:

Canada	$(3,819,428)
United Kingdom	(724,406)
Loss before income taxes	$(4,543,834)

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 12 — INCOME TAXES (cont.)

The income tax benefits for the period from March 8, 2018 (Inception) to December 31, 2018 and the change in the valuation allowance were as follows:

Deferred tax benefits:
Federal	$542,764
Provincial	324,101
866,865
Change in valuation allowance	(866,865)
Provision for income taxes	$—

The reconciliation of the Canadian Federal statutory income tax rate to the Company’s effective income tax rate for the period from March 8, 2018 (Inception) to December 31, 2018 was as follows:

Canadian Federal statutory rate	15.0%
Effect of the difference between Canadian and UK Federal statutory rates	0.6%
Provincial taxes, net of federal benefit	10.1%
Permanent differences:
Stock-based compensation	(6.3)%
Change in the fair value of accrued issuable equity	(0.3)%
Change in valuation allowance	(19.1)%
Effective income tax rate	0.0%

The tax effects of temporary differences that give rise to deferred tax assets as of December 31, 2018 were as follows:

Net operating loss carryforwards	$866,865
Valuation allowance	(866,865)
Deferred tax assets, net	$—

The Company has incurred losses since it commenced operations on March 8, 2018 (Inception) and had Canadian and UK net operating loss carryforwards of approximately $3,819,000 and $724,000, respectively, as of December 31, 2018 to offset future taxable income. The former will expire in 2038 and the latter may be used indefinitely. The use of such net operating loss carryforwards is contingent upon the future profitability of the Company. Thus, management has determined that the realizability of the deferred tax asset of $866,865 as of December 31, 2018 does not meet the more-likely-than-not threshold and, accordingly, established a 100% valuation allowance as of that date.

The Company does not have any uncertain tax positions or events leading to uncertainties regarding any tax positions. The Company has no income tax returns under examination and its 2018 income tax returns are subject to examination by various taxing authorities.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 13 — COMMITMENTS AND CONTINGENCIES

Research and License Agreements

Yissum Agreement

On May 13, 2018, the Company entered into a worldwide research and license agreement with Yissum Research development Company of the Hebrew University of Jerusalem, Ltd. (“Yissum Agreement”) that allows the Company to utilize Licensed Patents. As part of the agreement, the Company negotiated a research program under which the Company has agreed to fund a $400,000 budget for a 12-month period commencing May 13, 2018, to be paid in four installments as follows: $200,000 within 10 days of signing, $100,000 at 3 months, $50,000 at 6 months and $50,000 at 9 months. As of December 31, 2018, the Company has paid a total of $300,000 of which $248,635 is reflected in research and development expenses in the accompanying consolidated statement of operations and $46,381 is included in prepaid expenses and other current assets on the accompanying consolidated balance sheet (the difference of $4,984 results from fluctuations in the exchange rate). The 3rd installment of $50,000, which was due in November 2018, had not been paid as of December 31, 2018.

The Company has also entered into consulting agreements with Yissum whereby Yissum has agreed to provide certain of its employees as consultants to the Company. Commencing May 13, 2018, the Company has agreed to pay Yissum a total of $100,000 per annum per person for a term of three years. As of December 31, 2018, the Company has a paid a total of $124,488 in consulting fees related to research and development.

The Licensed Patents shall expire, if not earlier terminated pursuant to the provisions of the Yissum Agreement, on a country-by-country, product-by-product basis, upon the later of: (i) the date of expiration in such country of the last to expire Licensed Patent included in the Licensed Technology; (ii) the date of expiration of any exclusivity on the product granted by a regulatory or government body in such country; or (iii) the end of a period of twenty (20) years from the date of the First Commercial Sale in such country. Should the periods referred to in items (i) or (ii) above expire in a particular country prior to the period referred to in item (iii), above, the license in that country or those countries shall be deemed a license to the Know-How during such post-expiration period.

Royalties will be payable to Yissum if Net Sales are US $500,000,000 or greater, calculated at 3% for the first annual $500,000,000 of Net Sales and at 5% of Net Sales thereafter.

Pursuant to the Yissum Agreement (see Note 7 — Intangible Asset), if Yissum achieves the following milestones, the Company will be obligated to make the following payments:

(i)     $75,000 for successful point of care in animals;

(ii)    $75,000 for submission of the first investigational new drug testing;

(iii)   $100,000 for commencement of one phase I/II trial;

(iv)   $150,000 for commencement of one phase III trial;

(v)    $100,000 for each product market authorization/clearance (maximum of $500,000); and

(vi)   $250,000 for every $250,000,000 in accumulated sales of the product until $1,000,000,000 in sales is achieved.

In the event of a sale by the Company’s shareholders of their common shares or the transfer or assignment of the Yissum Agreement, the Company is obligated to pay Yissum a fee of 5% of the consideration received by the Company pursuant to such corporate transaction. In the event of an initial public offering (“IPO”), the Company will issue 5% of the issued and outstanding shares, on a fully diluted basis, to Yissum prior to the closing of the IPO. These shares will be subject to: (a) as to half of such shares, a lock-up period ending 12 months from the IPO listing date and as to the other half of such shares, a lock-up period ending 24 months from the IPO listing date, and (b) in any event, any resale restrictions (including lock-ups and hold periods).

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 13 — COMMITMENTS AND CONTINGENCIES (cont.)

Petcanna Sub-License Agreement

On August 20, 2018 (“effective date”), the Company entered into a sub-license agreement with their Petcanna subsidiary, Petcanna Pharma Corp., of which the former Chief Financial Officer is a director of, a private company with the same principals as the Company, whereby the Company has granted the sub-license on the Licensed Patents to pursue development and commercialization for the treatment of any and all veterinary conditions. In consideration, the Petcanna subsidiary will (a) issue 9,000,000 common shares of its share capital to each of the Company and Yissum 30 days after the effective date; and (b) pay royalties of 1% of net sales. The Company will be issued 85% and Yissum will be issued 15% of the 9,000,000 common shares of the Petcanna subsidiary.

Oxford University Agreement

On August 15, 2018, the Company entered into an agreement (the “Oxford University Agreement”) for the sponsorship of a research project with the University of Oxford (“Oxford”). The Oxford University Agreement provides that Oxford will undertake a 12-month research project (the “Project’) based around the clinical development of cannabinoid-based and non-cannabinoid-based drugs that are known to exhibit both anti-inflammatory and immunomodulatory properties. The aim of the Project is to develop and characterize chemical compounds that are synthesized at Yissum in order to create treatments for rheumatoid arthritis and other chronic inflammatory conditions, and to eventually obtain regulatory approval in order to initiate early-phase clinical trials in patients. The Company has agreed to pay to Oxford the following, which is being recognized on a straight-line basis over the 12-month term of the Oxford Agreement:

(i)	£166,800 on signing of the agreement,

(ii)	£166,800 six months after commencement of the Project,

(iii)	£166,800 nine months after commencement of the Project and

(iv)	£55,600 twelve months after commencement of the Project.

As of December 31, 2018, the Company has paid a total of £166,800 (USD $212,520). The Company has expensed £208,500 (USD $265,650) in research and development and £41,700 (USD $53,130) is recorded in accrued expenses.

Scollard Lease Agreement

On June 8, 2018, the Company entered into a thirty (30) month agreement to lease office space located in Toronto, Canada. The base rent ranges from CAD $15,000 (USD $10,993) to CAD $20,000 (USD $14,658) per month over the lease term for a total base lease commitment of CAD $580,000 (USD $425,082). The lease expires on November 30, 2020. In connection with the lease, the Company paid the landlord a security deposit of CAD $240,000, of which CAD $120,000 (USD $87,948) will serve as a payment for the first six months of the term and CAD $120,000 (USD $91,924) will be applied against the last 6 months of the term. The Company records lease expense on a straight-line basis over the term of the lease.

For the Years Ending December 31,	Minimum Lease Payments
2019	$175,896
2020	161,238
$337,134

The Company is subleasing the office space in Toronto, Canada to various other companies on a month to month basis. Please refer to due to related parties in Note 10 - Related Parties.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 13 — COMMITMENTS AND CONTINGENCIES (cont.)

WeWork Membership Lease Agreements

On June 26, 2018, the Company entered into a six (6) month agreement to lease office space located in London, UK. The rent is £2,940 (USD $3,820) per month over the lease term for a total lease commitment of £17,640 (USD $22,921). The lease commitment commenced on July 1, 2018 and expired on December 31, 2018 and now is month to month. In connection with the lease, the Company paid the landlord a deposit of £5,550 (USD $7,071), and as of December 31, 2018 the remaining deposit was £2,775 (USD $ 3,536).

On October 17, 2018, the Company entered into a twelve (12) month lease agreement to lease office space located in London, UK. The rent is £3,700 (USD $4,808) per month over the lease term for a total lease commitment of £44,400 (USD $57,693). The lease commitment commenced on December 1, 2018 and expires on November 30, 2019. In connection with the lease, the Company paid the landlord a security deposit of £4,410 (USD $5,619) and as of December 31, 2018 the remaining deposit was £2,205 (USD $ 2,809).

Litigation and Other Loss Contingencies

The Company records liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. During the period from March 8, 2018 (Inception) through December 31, 2018, the Company had no liabilities recorded for loss contingencies as of December 31, 2018.

NOTE 14 — SUBSEQUENT EVENTS

Common Stock Issuances

Subsequent to December 31, 2018, the Company issued an aggregate of 589,346 shares of common stock in satisfaction of 289,346 shares of accrued issuable equity for consulting services and 300,000 of accrued issuable equity to an affiliate of the Company.

Subsequent to December 31, 2018, the Company issued 14,221,194 shares of its common stock pursuant to new subscription agreements. The cash consideration for those shares was $1,538,435.

Subsequent to December 31, 2018, the Company issued 268,000 shares of its common to stock to a director in exchange for consulting services valued at $30,147.

Loan Agreements

On April 30, 2019, the Company entered into two loan agreements with companies that have shared officers. The Company can lend up to $150,000 to one related party and CAD $200,000 (or USD $146,580 as of December 31, 2018) to another related party and will earn a simple annual interest rate of 8% on the loan balance.

Office Sub-Lease

In May 2019, the Company executed a formal sub-lease for the Toronto, Canada office space with directors of the Company. The rental and common costs of the office space are to be split between the two companies on an equal basis. The monthly base rent portion for the Company is CAD $10,000 (USD $7,661) per month over the lease term, which expires November 30, 2020. In addition, the Company is sub-leasing space to other companies that have common officers and directors on an informal basis.

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 14 — SUBSEQUENT EVENTS (cont.)

Common Cost Allocation

The Company entered into various cost sharing agreements between March 26, 2019 and May 21, 2019 with Katexco and 180 LP, all related parties that have common directors and officers with the Company. The companies agree to share certain future merger expenses for specific transactions as follows:

	Reorganization Costs	Business Combination Costs Incurred in the United States	Business Combination Costs Incurred in Canada
CBR Pharma	25.93%	28.57%	47.62%
Katexco	29.63%	31.43%	52.38%
180 LP	44.44%	40.00%	0.00%
	100.00%	100.00%	100.00%

Advance to Related Party

On March 26, 2019 and April 10, 2019, the Company advanced a total of $306,649 to officers of the Company.

On August 21, 2019 and August 28, 2019, the Company advanced a total of $124,535 to 180 Life Sciences Corp. (“180”).

Reorganization — Closed

On July 16, 2019, the Company consummated a Reorganization with 180, Katexco, and 180 LP wherein 180, a private company, issued 100,000 common shares in exchange for 100% of the equity and equity equivalents of the Company, Katexco, and 180 LP. 180, 180 LP and Katexco are related parties, as they share certain officers or directors with the Company. In connection with that Reorganization, the Company’s shareholders received 28,571 shares of 180 common stock, and the Company became a 100% owned and operating subsidiary of 180. Katexco has been identified as the accounting acquirer for accounting and reporting purposes in connection with the Reorganization. As of the issuance date of these financial statements, Katexco had not yet completed the acquisition accounting.

Business Combination — Definitive Agreement

On July 25, 2019, the Company entered into a Business Combination agreement with KBL Merger Corp. IV, a special-purpose acquisition company and public company (“KBL”), KBL Merger Sub, Inc. (“Merger Sub”), 180, Katexco, 180 LP, and the Stockholder Representative in his capacity as representative of the stockholders of the Company and the stockholders of 180, Katexco, and 180 LP, pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the agreement, the Merger Sub will merge with and into 180, with 180 continuing as a wholly owned subsidiary of KBL after the closing. The Merger Sub will purchase 100% of the 100,000 shares of 180’s common stock outstanding as of the date of closing in exchange for 17.5 million shares of KBL common stock reduced by the number of shares equal to the amount of any liabilities of 180 in excess of $5 million at the Closing, divided by $10. The Business Combination represents a recapitalization of 180.

2019 Hebrew Agreement

On November 11, 2019, CBR Pharma entered into an additional research and license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem, Ltd. (the “2019 Hebrew Agreement”), pursuant to which Yissum granted CBR Pharma a worldwide sole and exclusive license (the “2019 Hebrew License”) to develop and commercialize certain patents (the “2019 Hebrew Licensed Patents”), know-how and research results (collectively, the “2019 Hebrew Licensed Technology,” and together with the Licensed Technology,

CANNBIOREX PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 8, 2018 (INCEPTION) THROUGH DECEMBER 31, 2018

NOTE 14 — SUBSEQUENT EVENTS (cont.)

the “Hebrew Licensed Technology”), in order to develop, manufacture, market, distribute, sell, repair and refurbish products, all within the use of the 2019 Hebrew Licensed Technology for (i) Cannabinoid phenolate metal salts, including mono, di and trivalent metals such as Li, Na, K, Ca, Mg, Zn, Fe and Al and their mixtures with native or synthetic cannabinoids, their pharmaceutical formulations, including for oral and topical administration; and (ii) pharmaceutical formulations, for the administration of cannabinoid chemical derivatives, including any and all veterinary and human medical conditions, including obesity, pain, inflammation and arthritis (the “2019 Field”).

Pursuant to the 2019 Hebrew Agreement, notwithstanding the grant of the 2019 Hebrew License, Yissum, on behalf of Hebrew University, will retain the right to (i) make, use and practice the 2019 Hebrew Licensed Technology for Hebrew University’s own research and educational purposes, but not for commercial purposes, and subject to the maintenance of confidentiality for any know-how or unpublished patent information contain in the 2019 Hebrew Licensed Technology; (ii) license or otherwise convey to other academic and not-for-profit research organizations the 2019 Hebrew Licensed Technology for use in non-commercial research and subject to the maintenance of confidentiality for any know-how or unpublished patent information contain in the 2019 Hebrew Licensed Technology; and (iii) license or otherwise convey the 2019 Hebrew Licensed Technology to any third party for research or commercial applications outside the 2019 Field, subject to the maintenance of confidentiality for any know-how or unpublished patent information contain in the 2019 Hebrew Licensed Technology.

The 2019 Hebrew Agreement further provides that CBR Pharma is entitled to grant one or more sublicenses to the 2019 Hebrew Licensed Technology for exploitation in the 2019 Field.

All right, title and interest in and to the 2019 Hebrew Licensed Technology vest solely in Yissum, and CBR Pharma will hold and make use of the rights granted pursuant to the 2019 Hebrew License solely in accordance with the terms of the 2019 Hebrew Agreement.

The 2019 Hebrew Licensed Technology will terminate upon the occurrence of the later of the following: (i) the expiration of the last of the 2019 Hebrew Licensed Patents; (ii) the expiration of the last exclusivity on any product granted by any regulatory or government body; (iii) the expiration of a continuous period of twenty years plus any applicable patent extension period, during which there was no commercial sale of any product in any country; or (iv) if 180 elects to obtain an exclusive license to the know-how under the terms of the 2019 Hebrew Agreement, the expiration of such exclusive license.